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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                                FEBRUARY 6, 2001




                               CNET NETWORKS, INC.
               (Exact Name of Registrant as Specified in Charter)

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      DELAWARE                       0-20939                      13-3696170
   (State or Other               (Commission File              (I.R.S. Employer
    Jurisdiction                     Number)                 Identification No.)
  of Incorporation)

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                              150 CHESTNUT STREET,
                         SAN FRANCISCO, CALIFORNIA 94111
               (Address of Principal Executive Offices) (Zip Code)

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               Registrant's Telephone Number, Including Area Code:
                                 (415) 395-7800


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ITEM 5.           OTHER ITEMS.

         On February 6, 2001, CNET Networks announced its financial results for the quarter ended December 31, 2000. The following information is filed as part of this report:

         Due to the significance of the October 17, 2000 acquisition of ZDNet all results for 1999 and 2000 are presented on a pro forma basis as if the acquisition of ZDNet had occurred on January 1, 1999, except where otherwise noted.

         Pro forma net revenues for the fourth quarter totaled $120.0 million, compared to net revenues of $92.1 million for the same period of 1999, an increase of 30 percent. CNET Networks generated pro forma adjusted EBITDA (earnings before interest, income taxes, other income (expense), realized gains (losses) on investments, depreciation of property and equipment, merger expenses and amortization of goodwill) of $18.1 million in the fourth quarter, representing a 15 percent margin, compared with an adjusted EBITDA loss of $23.6 million in the same period of 1999. Pro forma income, excluding goodwill amortization, merger expenses, realized gains (losses) on investments, and income taxes, was $13.2 million or $0.09 per diluted share, versus a pro forma loss of $25.7 million or $0.21 per share in the fourth quarter of 1999. Including goodwill amortization, merger expenses, realized gains (losses) on investments, and income taxes, CNET Networks' pro forma net loss for the fourth quarter of 2000 was $424.4 million, or $3.16 per share, versus net income of $224.1 million or $1.65 per diluted share in the same period last year. Fourth quarter 2000 results included a $384.2 million non-cash charge to write down certain of the company's investments to market value. Approximately $378 million of the charge is related to CNET Networks' investment in NBCi, which the company received in 1999 in exchange for non-cash assets.

         For the year ended December 31, 2000, pro forma net revenues grew 49 percent to $427.7 million, when compared to 1999 net revenues of $287.0 million. Pro forma adjusted EBITDA was $46.6 million, representing an 11 percent margin, versus an adjusted EBITDA loss of $15.6 million for the same period in 1999. Pro forma income, excluding goodwill amortization, merger expenses, related gains (losses) on investments and income taxes, was $22.4 million or $0.16 per diluted share, versus a pro forma loss of $24.6 million or $0.20 per diluted share in 1999. Including goodwill amortization, related gains (losses) on investments and income taxes, CNET Networks' pro forma net loss for the year of 2000 was $938.3 million, or $7.17 per share, versus net loss of $110.5 million or $0.91 per diluted share in the same period last year.

         Under generally accepted accounting principles (GAAP), the ZDNet financial results were consolidated with CNET's results effective October 18, 2000 using purchase accounting. Under GAAP, net revenues for the fourth quarter ended December 31, 2000 were $111.0 million, compared to revenues of $38.3 million for the same period in 1999. GAAP net loss was $392.1 million, or $3.12 per share for the quarter ended December 31, 2000, compared to net income of $356.4 million, or $4.18 per diluted share for the same period in 1999. GAAP net revenues for the year ended December 31, 2000 were $264.0 million, compared


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         to revenues of $112.3 million for the same period in 1999. GAAP net loss was $484.0 million, or $5.18 per share for the year ended December 31, 2000, compared to net income of $416.9 million, or $5.00 per diluted share for the same period in 1999.

         For the combined businesses of CNET Networks, Inc., management estimates net revenues will be in the range of $86 million to $92 million for the first quarter of 2001. The company is targeting 2001 annual revenue of $450 to $480 million. Based on these revenue goals, management believes reasonable EBITDA targets are between break even and $5 million in the first quarter of 2001 and approximately $60 million to $80 million (13 percent to 17 percent margins) in 2001. For 2002, we are targeting annual revenue growth of approximately 25 percent and an adjusted EBITDA margin of approximately 25 percent.

         The financial statements set forth on Exhibit 99.1 are filed herewith and are hereby incorporated by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(c)      Exhibits.

         The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

EXHIBIT NO.                TITLE

         99.1 Supplemental Combined CNET and ZDNet Consolidated Statements of Operations for December 31, 2000; CNET Networks, Inc. Consolidated Statements of Income for December 31, 2000; and Balance Sheet for the period ended December 31, 2000;


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 6, 2000

                                             CNET NETWORKS, INC.



                                             By:  /s/ DOUGLAS WOODRUM
                                                --------------------------------
                                                Name:  Douglas Woodrum
                                                Title: Chief Financial Officer



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------

   99.1                    Supplemental Combined CNET and ZDNet Consolidated
                           Statements of Operations for December 31, 2000; CNET
                           Networks, Inc. Consolidated Statements of Income for
                           December 31, 2000; and Balance Sheet for the period ended December 31, 2000;